Exhibit 99.1

Presidio Property Trust Provides Update on Model Home Activity

San Diego, CA – October 25, 2022 – (NASDAQ: SQFT; SQFTP; SQFTW) Presidio Property Trust, Inc., an internally managed, diversified real estate investment trust (“REIT”), announced that, through subsidiary and affiliate entities, it acquired six model home properties on October 21, 2022. These newly constructed single-family homes are located throughout the growing suburbs of Dallas-Fort Worth and are leased back to the homebuilders on a triple-net basis.

“We are thrilled at the opportunity to expand our relationships with our homebuilder clients. Our ability to adapt to challenges in the market, react quickly and provide fast and efficient model home closings continues to be the gold standard for the homebuilding industry” said Steve Hightower, President of the Model Home Division.

“We still believe that growth in Texas has a bright future. While models are taking longer to sell, we still see solid demand for the homes,” said Jack Heilbron, President and Chief Executive Officer. According to September data from the Texas Real Estate Research Center at Texas A&M University, the median home price rose in the Dallas-Fort Worth-Arlington area rose 13% year over year to $404,000, while the median price per square foot rose 15% year over year to $198.65.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing a number of properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio is also the sponsor of the Special Purpose Acquisition Company (SPAC) Murphy Canyon Acquisition Corp. (NASDAQ: MURF), which currently holds approximately $140 million in trust. Murphy Canyon Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244